Exhibit 1.1
ARVINMERITOR, INC.
17,350,000 Shares of Common Stock
Underwriting Agreement
February 25, 2010
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the
     several Underwriters listed
     in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     ArvinMeritor, Inc., an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 17,350,000 shares of common stock, par value $1.00 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 2,602,500 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of common stock, par value $1.00 per share, of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”. The Stock, including the Shares, will have attached thereto rights (the “Rights”), each of which represents the right to purchase from the Company, upon the occurrence of certain events, one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company at a price of $100, subject to adjustment. The Rights are issued pursuant to a Rights Agreement (the “Rights Agreement”) dated as of July 3, 2000 between the Company and The Bank of New York (as successor to EquiServe Trust Company, N.A.), as rights agent.
     As part of the offering contemplated by this Agreement, J.P. Morgan Securities Inc. has agreed to reserve out of the Shares to be purchased by it under this Agreement, up to 7,143 shares, for sale to certain of the Company’s directors (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by J.P.

Morgan Securities Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by J.P. Morgan Securities Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 8 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by J.P. Morgan Securities Inc. as set forth in the Prospectus.
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-163233), including a prospectus (as amended at the time it became effective, the “Base Prospectus”), relating to securities to be issued from time to time by the Company. The Company has also filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Securities Act (the “Prospectus Supplement”). The term “Registration Statement” means the registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”). The term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act together with the Base Prospectus. The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the final Prospectus Supplement specifically relating to the Shares in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference herein to “amend”, “amendment” or “supplement” as used with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information referred to in Annex B, the “Pricing Disclosure Package”): the Preliminary Prospectus dated February 23, 2010 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     “Applicable Time” means 8:00 P.M., New York City time, on February 25, 2010, the time at or immediately prior to which sales of the Underwritten Shares are first made.
     2. Purchase of the Shares by the Underwriters.
     (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations,

warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $10.0275. The Company will not be obligated to deliver any of the Underwritten Shares except upon payment for all of the Underwritten Shares to be purchased as provided herein.
     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
     If any Option Shares are to be purchased by the Underwriters, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to adjustment pursuant to Section 10 hereof and such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
     The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
     (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on March 3, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.” The Company will not be obligated to deliver any of the Option Shares to be purchased on the Closing Date or an Additional Closing Date except upon payment for all of the Option Shares to be purchased on the Closing Date or such Additional Closing Date, as the case may be, as provided herein.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Unless the Shares are to be delivered through the facilities of the DTC, the certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
     (d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact (other than Rule 430 Information) or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined in Section 7 hereof).
     (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information.
     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto and (iii) each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with Underwriter Information.
     (d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty herein with respect to (i) that part of the Registration Statement that constitutes any Statement of Eligibility and qualification (Form T-1) under the Trust Indenture Act of 1939 or (ii) any statements or omissions made in the Registration Statement or the Prospectus or any amendment or supplement to any thereof made in reliance upon and in conformity with Underwriter Information.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and will not, as of the date such documents become effective or are filed with Commission, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareowners’ equity of the Company and its subsidiaries for the periods specified in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, subject, in the case of interim financial statements, to normal year-end adjustments, and comply in all material respects with the applicable requirements of the Securities Act and Exchange Act, as applicable.
     (g) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.
     (h) Organization and Good Standing. The Company and each of its subsidiaries set forth on Schedule 2 (the “Significant Subsidiaries”) have been duly organized and are validly existing and in good standing (to the extent such concept is relevant in any particular jurisdiction) under the laws of their respective jurisdictions of incorporation or organization, have full corporate, limited liability company, partnership, limited partnership, statutory trust or other organization, as the case may be, power and authority necessary to own, lease or hold their respective properties and conduct their respective businesses as such businesses are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are duly qualified to do business and are in good standing (to the extent such concept is relevant in any particular jurisdiction) in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, either (i) reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) prevent or materially interfere with the performance by the Company of its obligations under this Agreement or (iii) result in the delisting of the common stock of the Company from the New York Stock Exchange (the “NYSE”) (the occurrence of any such effect described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”). The Significant Subsidiaries are the only “significant subsidiaries” (within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act) of the Company.
     (i) Capitalization. As of the date hereof, the Company has an authorized capitalization as set forth in the section of the Pricing Disclosure Package and the Prospectus entitled “Capitalization”, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth in the section of the Pricing Disclosure Package and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the common stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of and are not subject to any pre-emptive right, resale right, right of first refusal or similar right and, to the knowledge of the Company, have been issued in compliance with all applicable securities laws; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the terms of the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; except as described in the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party; and upon issuance, the Shares will be duly listed, and admitted and authorized for trading, on the NYSE.
     (j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was, in all material respects, made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was, in all material respects, properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     (k) Due Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, to issue, sell and deliver the Shares; and all action required to taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transaction contemplated hereby has been duly and validly taken.
     (l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; the

Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Rights have been duly authorized by the Company and when issued upon issuance of the Shares, will be validly issued, and the Series A Junior Participating Preferred Stock of the Company has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and, upon issuance thereof in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.
     (n) No Violation or Default. (A) None of the Company nor any of the Significant Subsidiaries is in violation of its charter or bylaws or similar organizational documents; and none of the Company nor any of its subsidiaries is (B) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties is subject, (C) in violation of any federal, state, local or foreign law, regulation or rule, (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange “NYSE”), or (E) in violation of any decree, judgment or order binding on it or any of its properties, except in the case of clauses (B), (C), (D) and (E), for any breach, violation, default, right or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (o) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and will not result (A) in any violation of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or, to the knowledge of the Company, any of its other subsidiaries, (B) in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties is subject, (C) in any violation of any federal, state, local or foreign law, regulation or rule, (D) in any violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in any violation of any decree, judgment or order binding on the Company or any of its subsidiaries or any of their respective properties, except in the case of clauses (B), (C), (D) and (E), for any conflict, breach, violation, default, right, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No Consents Required. To the knowledge of the Company, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) having jurisdiction over the Company, or approval of the stockholders of the Company, is required for the issuance and sale of the Shares pursuant hereto or the consummation by the Company of the transactions as contemplated by this Agreement, other than (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (ii) the prior approval of the NYSE required in respect of the listing of the Shares on the NYSE.
     (q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims or proceedings, or to the Company’s knowledge, investigations, pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its subsidiaries at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, investigation or proceeding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (r) Independent Accountants. Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (s) Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good title to all material property (real and personal) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances.
     (t) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, the conduct of their respective businesses as presently conducted does not conflict with any such rights of others, except for such conflicts as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not since January 1, 2007 received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.
     (u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an

“investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (v) Taxes. All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith or for which adequate reserves have been provided, except in each case, as the same would not, individually or in the aggregate, have a Material Adverse Effect.
     (w) Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries has all necessary governmental licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, in order to conduct their respective businesses as currently conducted, except where any failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; none of the Company or any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (x) No Labor Disputes; Compliance with ERISA. Except in each case set forth in this section (x), as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) none of the Company or any of its subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place at any facility that is material to the Company concerning the employees of the Company or any of its subsidiaries and (iv) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any violation of any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the Company or any of its subsidiaries or employees.
     (y) Compliance with and Liability under Environmental Laws; Hazardous Materials. Except, in each case set forth in this section (x), as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of its subsidiaries and their respective properties, assets and operations are in compliance with Environmental Laws (as defined below), (ii) there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any of its subsidiaries under, or to interfere with or prevent compliance by the Company or any of its subsidiaries with, Environmental Laws, (iii) none of the Company or any of its subsidiaries (A) to the knowledge of the Company, is the subject of any investigation, (B) has received any notice or claim, (C) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to human health or safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
     (z) Environmental Review. In the ordinary course of their business, the Company and each of the Significant Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     (aa) Disclosure Controls. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures were effective as of September 27, 2009, and, to the knowledge of the Company, are effective as of the date hereof and will be effective as of the Closing Date, to perform the functions for which they were established.
     (bb) Accounting Controls. The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except, in the cases of clauses (iii) and (iv) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting known to the Company which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; all material weaknesses, if any, in internal controls known to the Company have been identified to the

Company’s independent auditors; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since September 27, 2009, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.
     (cc) Insurance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate, (ii) such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and each of the Significant Subsidiaries and their respective businesses, (iii) all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any, and (iv) none of the Company or any of the Significant Subsidiaries has reason to believe that it will not be able to renew any such insurance.
     (dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (ff) Compliance with OFAC. To the knowledge of the Company, none of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) No Restrictions on Significant Subsidiaries. No Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Significant Subsidiary from the Company, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

     (hh) No Broker’s Fees. Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     (ii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
     (jj) No Stabilization. None of the Company or any of its subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to, or which has constituted or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares.
     (kk) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (ll) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that the Company believes are be reliable and accurate in all material respects.
     (mm) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (nn) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined in Section 4(b)) and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents filed therewith) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will (i) furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and (ii) not use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object (unless counsel advises the Company that such filing is required under the Exchange Act at such time). The Company’s obligations under this paragraph (c) shall expire on the Closing Date unless the Representatives shall notify the Company in writing otherwise on or before the thirty-first day following the date of the Prospectus. If such notice is given, the Company’s obligations under this paragraph (c) shall be in effect from and as of the date of such notice and shall expire three months after the Closing Date unless the Representative shall again notify the Company in writing otherwise on or before the date three months after the Closing Date, in which case the Company’s obligations under this paragraph (c) shall expire six months after the Closing Date.
     (d) Notice to the Representatives. Until termination of the Prospectus Delivery Period, the Company will advise the Representatives promptly (or, in the case of clauses (v) and (vi), promptly upon the Company becoming aware thereof), and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (other than any amendments made by the filing of documents under the Exchange Act); (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than any amendments or supplements made by the filing of documents under the Exchange Act); (iii) of any request by the Commission to the Company for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission to the Company for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus; (v) of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to (a) any suspension of the qualification of the Shares for offer and sale in any jurisdiction or (b) the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company will take such actions as the Representatives reasonably request to qualify the Shares for offer and sale by the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file or take any action that would constitute a general consent to service of process in any such jurisdiction or (iii) subject itself or any of its affiliates to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the

Registration Statement; provided that such delivery requirements to the Company’s security holders and the Representatives shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 thereof.
     (h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., other than (A) the sale of the Shares to be sold hereunder, (B) the issuance of Stock upon the exercise or conversion of options, notes, warrants or other securities outstanding on the date hereof (including the Company’s 4.00% Convertible Senior Notes due 2027 and 4.625% Convertible Senior Notes due 2026), (C) the issuance of Stock, options or other securities pursuant to any director or employee benefit or compensation plan of the Company or any of its subsidiaries in existence on the date hereof or contained as of the date hereof in a definitive proxy statement that the Company has filed with the Commission and for which the Company is seeking stockholder approval at its next annual meeting, or awards thereunder and (D) the filing of a registration statement on Form S-8 with respect to any director or employee compensation plan of the Company, in existence on the date hereof or contained as of the date hereof in a definitive proxy statement that the Company has filed with the Commission. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period referred to above, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period referred to above, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period referred to above, the restrictions imposed by this Section 4(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.
     (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
     (k) Exchange Listing. The Company will use reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).
     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance, No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading by Moody’s Investors Service Inc. and Standard & Poor’s Ratings Services shall have occurred in the rating accorded any debt securities of, or guaranteed by, the Company or any of its subsidiaries that are rated by such organizations and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     (e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (g) Opinions and Negative Assurance Statement of Counsel for the Company. The Representatives shall have received (i) an opinion and negative assurance statement of Chadbourne & Parke LLP, counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-1 hereto, (ii) an opinion of the General Counsel of the Company, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-2 hereto and (iii) an opinion of Baker & Daniels LLP, Indiana counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-3 hereto.
     (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
     (j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its domestic Significant Subsidiaries in their respective jurisdictions of organization and in such other domestic jurisdictions as the Representatives may reasonably request (to the extent such concept is relevant in their respective jurisdictions of organization or such other jurisdictions), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
     (l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined below in Section 7(b)).
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined below in this Section 7(b)) in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following (collectively, the “Underwriter Information”): (1) the information in the last paragraph of the cover page of the Preliminary Prospectus and the Prospectus regarding the delivery of the Shares; (2) the names of the Underwriters on the cover page of the Preliminary Prospectus and the Prospectus; (3) the names of the Underwriters in the table in the first paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; (4) the first paragraph under the subcaption “Underwriting discounts and commissions” under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and (5) the two paragraphs under the subcaption “Price stabilization and short positions” under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses, but after deducting underwriting discounts and commissions) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim under this Section 7. Notwithstanding the provisions of this Section 7, in no event shall an

Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) The Company agrees to indemnify and hold harmless J.P. Morgan Securities Inc., the directors, officers, employees and agents of J.P. Morgan Securities Inc. and each person, if any, who controls J.P. Morgan Securities Inc. within the meaning of either the Securities Act or the Exchange Act (“JPM Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any reasonable outside legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) are (i) caused by the failure of any Participant to pay for and accept delivery of the securities which were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the JPM Entities.
     (g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement (or, in the case of the Option Shares, the obligation of the Underwriters to purchase Option Shares on the Additional Closing Date) may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. Notwithstanding anything to the contrary in this Agreement, any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Underwriters or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

     10. Defaulting Underwriter.
     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters who are Representatives to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter within such time periods, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate number of the Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration

Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in connection with such Blue Sky Memorandum, not to exceed $10,000); (v) the cost of preparing stock certificates, if any; (vi) the costs and charges of any transfer agent and any registrar; (vii) expenses and application fees incurred in connection with any filing with, and clearance of the offering by the Financial Industry Regulatory Authority; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange; and (x) (A) all reasonable fees and disbursements of outside counsel incurred by the Underwriters in connection with the Directed Share Program, (B) all reasonable out-of-pocket costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (C) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood and agreed, however, that, except as provided in this Section 11 and in Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters (other than pursuant to Section 10) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all accountable out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     15. Miscellaneous.
     (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representatives on behalf of the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and UBS Securities LLC, 299 Park Avenue, New York, New York 10171 (fax: (212) 713-3460), Attention: Syndicate Department. Notices to the Company shall be given to it at ArvinMeritor, Inc., 2135 West Maple Road, Troy, Michigan 48084-7186, (fax: (248) 435-2184); Attention: Senior Vice President and General Counsel.
     (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters but without warranty on your part as to the authority of the signers thereof.

Very truly yours, ARVINMERITOR, INC.
By:	/s/ Jeffrey A. Craig
	Name:	Jeffrey A. Craig
	Title:	Senior Vice President and Chief Financial Officer

Accepted: February 25, 2010
J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ N. Goksu Yolac

Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Christopher M. Blake

Authorized Signatory

UBS SECURITIES LLC

By:	/s/ Kenneth J. Kloner

Authorized Signatory

By:	/s/ Chris Rodskog

Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities Inc.	6,072,500
Citigroup Global Markets Inc.	6,072,500
UBS Securities LLC	2,168,750
BNP Paribas Securities Corp.	1,388,000
RBS Securities Inc.	867,500
Comerica Securities, Inc.	780,750

Total	17,350,000

Schedule 2
Significant Subsidiaries
Arvin Cayman Islands, Ltd.
Arvin European Holdings (UK) Limited
Arvin European Holdings (UK) Limited French Branch
Arvin International Holdings, LLC
ArvinMeritor B.V.
ArvinMeritor OE, LLC
ArvinMeritor Assembly, LLC
ArvinMeritor Canada Inc.
ArvinMeritor de México, S.A. de C.V.
ArvinMeritor do Brasil Sistemas Automotivos Ltda.
ArvinMeritor Holdings France SNC
ArvinMeritor Holdings Mexico, LLC
ArvinMeritor Investments, LLC
ArvinMeritor Light Vehicle Systems — France
Arvin Technologies, Inc.
Meritor HVS AB
Meritor Brazil Holdings, LLC
Meritor France SNC
Meritor Heavy Vehicle Systems, LLC
Meritor Holdings Netherlands B.V.
Meritor Luxembourg S.a.r.l.
Meritor Technology, Inc.